Exhibit 2(k)(2)(ii)
AMENDMENT TO THE ESCROW AGREEMENT
      THIS AMENDMENT dated as of August 25, 2010 (“Effective Date”) is made to the Escrow Agreement dated as of May 26, 2004, by and among J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C., a Delaware limited liability company (the “Fund”), J.P. MORGAN ALTERNATIVE ASSET MANAGEMENT, INC., a Delaware corporation (“JPAM”), and BNY MELLON INVESTMENT SERVICING (U.S.) INC. (formerly, PFPC INC.), a Massachusetts corporation (the “Escrow Agent”), as amended (the “Agreement”).
WITNESSETH
     WHEREAS, the Fund has retained the Escrow Agent to provide certain accounting and investor services pursuant to an Accounting and Investor Services Agreement dated as of the date hereof;
     WHEREAS, JPMorgan Funds Management, Inc. (“JPMFM”) shall become the Administrator to the Fund as of the Effective Date, and JPAM desires to assign all the rights and delegate all its obligations under the Agreement to JPMFM, and, subject to the terms hereof, the Fund and the Escrow Agent are agreeable to such assignment and delegation as of the Effective Date; and
     WHEREAS, the parties desire to amend the Agreement to substitute JPMFM for JPAM.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
1.	JPMFM shall replace JPAM as a party to the Agreement and all references to “J.P. Morgan Alternative Asset Management, Inc.” and “Manager” in the Agreement shall be replaced with “JPMorgan Funds Management, Inc.” and “JPMFM”, respectively.

2.	Except as specifically set forth herein, (i) no provision of this Amendment is intended to alter or otherwise affect the terms and conditions of the Agreement; and (ii) all provisions of the Agreement remain in full force and effect.

3.	Any term not herein defined shall have the meaning given such term in the Agreement. The preamble provisions of this Amendment are hereby incorporated in and made a part of the agreements set forth in this Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, by signing below, the parties agree to be bound by the terms of this Amendment.

BNY MELLON INVESTMENT SERVICING (U.S.) INC.

By:

Name:

Title:

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

By:

Name:

Title:

J.P. MORGAN ALTERNATIVE ASSET MANAGEMENT, INC.

By:

Name:

Title:

JPMORGAN FUNDS MANAGEMENT, INC.

By:

Name:

Title:

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